U. S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form 10-12G

                        GENERAL FORM FOR REGISTRATION OF
                                  SECURITIES OF
                             SMALL BUSINESS ISSUERS

                 Under Section 12(b) or 12(g) of the Securities
                              Exchange Act of 1934

                       PHYSICIANS INSURANCE SERVICES, LTD.
                 (Name of Small Business Issuer in its charter)

                  Minnesota                                41-1484782
      -------------------------------                  -------------------
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                        5353 Manhattan Circle, Suite 101
                             Boulder, Colorado 80303
                    (Address of Principal Executive Offices)

                  Registrants telephone number: (303) 499-6000

           Securities to be registered under Section 12(b) of the Act:

                  Title of each class Name of each exchange on
            to be so registered which each class is to be registered
                                 Not Applicable

           Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]              Accelerated filer [ ]
Non-accelerated filer [ ]                Smaller Reporting Company  [ ]
(Do not check if a smaller reporting company)


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ITEM 1. DESCRIPTION OF BUSINESS

Physicians Insurance Services, LTD., (the "registrant" or "Company") was incorporated under the laws of the state of Minnesota on July 7, 1986 as Sweet Little Deal, Inc. The Company was formed to invest in and develop recreational real estate, and to invest in other businesses, particularly medical technology. The Company made a registered public offering of its common stock in September, 1988. The offering was made pursuant to a registration statement under the Securities Act of 1933 filed with the Securities and Exchange Commission on Form S-1.

On December 2, 1992, the Company made a registered public offering of its common stock to provide working capital for the Company. The offering was made pursuant to a registration statement under the Securities Act of 1933 filed with the Securities and Exchange Commission on Form S-1. The offering was unsuccessful.

On August 1, 2007, the board members appointed new directors, Michael Friess, and Chloe DiVita and then resigned as officers and directors of the Company. The Board then appointed Michael Friess as President and CEO of the Company and Chloe DiVita as Secretary, Treasurer and Chief Financial Officer of the Company. The new board members appointed Sanford Schwartz to the board as a Director.

The Company has opted to become a "blank check" company and to further engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The Company plans to hold a shareholder meeting to reincorporate the Company in the State of Nevada and amend the Articles of Incorporation to increase the authorized capital stock of the Company to eight hundred million (800,000,000) shares of common stock and creating a class of preferred shares.

On September 30, 2007, the Company issued 2,700,000 shares of its common stock to two individuals, (Sanford Schwartz and Michael Friess), for a $6,116 cash payment. Additionally, the Company agreed to issue additional shares to these two individuals resulting in 80% control of the Company for an additional cash payment following the proposed increase in the Company's authorized capital.

Since November 2001, the Company has had insignificant operations. As such, the Company may presently be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The Company has opted to register the common stock pursuant to section 12(g) of the Securities Exchange Act of 1934 in an effort to maximize shareholder value. The best use and primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a reporting public company. Any business combination or transaction may result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any additional offerings of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein.

The Company maintains headquarters at the office of its President. The Company's website is www.physiciansinsuranceservicesinc.com. The Company is not required to deliver an annual report to security holders and at this time does not

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anticipate the distribution of such a report. The Company will file reports with the SEC.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Employees

We currently have no employees. Michael Friess and Chloe DiVita each devote approximately 5-10% of their time to the Company's business. Our management expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

ITEM 1A. RISK FACTORS

A. Conflicts of Interest. There are certain conflicts of interest between us and our officers and directors. They have other business interests to which they currently devote attention, and may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company.

It is anticipated that our principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our principal shareholders may consider their own personal pecuniary benefit rather than the best interests of our other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction.

B. Need for Additional Financing. We have very limited funds, and such funds are unlikely to be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing.

If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If such funds are not available, our operations will be limited to those that can be financed with our modest capital.

C. Regulation of Penny Stocks. Our securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net


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worth in excess of $1,000,000 or having an annual income that exceeds $200,000
(or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of our shareholders in this offering to sell their securities in any market that might develop.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

D. No Operating History or Revenue and Minimal Assets. The Company has had no operating history nor any revenues or earnings from operations since the commencement of its development stage on June 25, 2007. The Company has no significant assets or significant financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

E. No Assurance of Success or Profitability. There is no assurance that we will acquire a business opportunity. Even if we should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of our common stock will be increased thereby.

F. Possible Business - Not Identified and Highly Risky. We have not identified and have no commitments to enter into or acquire a specific business opportunity. Therefore we can disclose the risks and hazards of a business or opportunity that we may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity. An investor can expect a potential business opportunity to be quite risky. Our acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to us and our shareholders if the business or opportunity proves to be unsuccessful.

G. Type of Business Acquired. The type of business to be acquired may be one that desires to avoid affecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of our limited capital, it is more likely than not that any acquisition will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.


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

H. Impracticability of Exhaustive Investigation. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources to such opportunity. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like, which, if we had more funds, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

I. Lack of Diversification. Because of our limited financial resources, it is unlikely that we will be able to diversify our acquisitions or operations. This probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

J. Requirement of Audited Financial Statements May Disqualify Business Opportunities. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

K. Other Regulation. An acquisition we make may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit our other investment opportunities.

L. Dependence Upon Management; Limited Participation of Management. We will be heavily dependent upon the skills, talents, and abilities of our officers and directors to implement our business plan, and may, from time to time, find that the inability of such persons to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, we will be entirely dependent upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding our operations. Because investors will not be able to evaluate the merits of our possible business acquisitions, they should critically assess the information concerning our officers and directors.

M. Lack of Continuity in Management. The Company does not have an employment agreement with any of its officers or directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with the acquisition of a business opportunity, it is likely the current officers and directors of the Company will resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the shareholders of the Company.

N. Indemnification of Officers and Directors. Our Articles of Incorporation provide that we may indemnify our directors, officers, employees, and agents to the fullest extent permitted by Minnesota law. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures which we may be unable to recoup.


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O. Dependence Upon Outside Advisors. To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

P. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity we make may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase our exposure to losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

Q. Competition. The search for potentially profitable business opportunities is intensely competitive. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than we do. These competitive conditions will exist in any industry in which we may become interested.

R. No Foreseeable Dividends. We have not paid cash dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

S. Loss of Control by Present Management and Shareholders. We may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired, an amount of our authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's shareholders and management would control the Company, and our management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership by our current shareholders.

T. No Public Market Exists. There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Because of the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

U. Government Regulations. Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which


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result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

V. Potential Acquisitions. If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payment positions, and in other respects.

ITEM 2. FINANCIAL INFORMATION

General Business Plan

At this time, the Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is intentionally general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries. The Company intends to advertise and promote the Company privately. The Company has not yet prepared any notices or advertisements.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.


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The Company has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-Q's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "Exchange Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors The Company will not acquire or merge with any company for which audited financial statements cannot be obtained prior to the closing of the proposed transaction.

The Officers of the Company have limited experience in managing companies similar to the Company and shall rely upon their own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.


The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein. The Company has limited capital with which to pay these anticipated expenses.



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ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

With respect to any merger or acquisition, the negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.


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As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements prior to the closing of the proposed transaction. Upon the effective date of this registration statement, the Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. The Company does not intend to provide the Company's security holders with any disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

ITEM 3. PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently maintains a mailing address at 5353 Manhattan Circle, Suite 101, Boulder, CO 80303, which is the address of its President. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANGEMENT

Principal Stockholders

The following table sets forth certain information as of April 25, 2008 regarding the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each director and executive officer of the Company and (iii) by all executive officer's and directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.


NAME AND ADDRESS                               NUMBER OF          PERCENTAGE
                                             SHARES OWNED          OF SHARES
                                             OR CONTROLLED           OWNED

Michael Friess                                 1,350,000             27.50%
5353 Manhattan Circle Ste 101
Boulder, Colorado 80303

Sanford Schwartz                               1,350,000             27.50%
5353 Manhattan Circle Ste 101
Boulder, Colorado 80303


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

Kipling Thacker                                  414,665              8.40%
4970 Sleepy Hollow Rd
Greenwood, MN 55331

Wayne Gysland
FBO Alice Jensen                                 385,585              7.86%
4138 Blueberry Knoll
Eagan, MN 55123

Scott Bracke                                     268,938              5.48%
7540 Edinborough Way
Minneapolis, MN 55435


All Officers and Directors as a Group          2,700,000             55.00%


ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors

The following table sets forth certain information concerning each of the Company's directors and executive officers:

NAME                          AGE            POSITION

Michael Friess                58             Chairman of the Board
                                              President and CEO

Chloe DiVita                  30             Treasurer, Secretary,
                                              Director and CFO

Sanford Schwartz              58             Director

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.

There is no family relationship between any director or executive officer of the Company.

The Board of Directors presently has no committees.

Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the business experience of such persons during at least the last five years:

Michael Friess is a self-employed attorney licensed to practice law in the State of Colorado. He was a partner from January 1983 to December 1993 in the New York City law firm of Schulte, Roth & Zabel, where his practice emphasized taxation. Mr. Friess has served as a Director and Officer of the Company since February 2006. Mr. Friess served on the Board of Directors of Oralabs Holding Corporation (NASDAQ: OLAB) from September 1997 until December 2006.

Chloe DiVita joined the Company as an Officer and Director in June 2007. For the past seven (7) years, Mrs. DiVita has been a self-employed accountant and business development consultant partnering on many projects with Creative Business Strategies Inc., a business consulting firm.

Sanford Schwartz has been a director of the Company since February 2006. Mr. Schwartz is the Chairman of Creative Business Strategies, Inc., a business consulting firm in Boulder, Colorado co-founded by Mr. Schwartz in 1985.

Previous Blank-Check Experience

Mr. Michael Friess, President and a director and executive officer of the Company, Mr. Sanford Schwartz a director of the Company, and Mrs. Chloe DiVita, Secretary and Treasurer of the Company, have all been involved either as an officer or director, or both, with other blank-check companies, which have completed some form of corporate reorganization. The officers and directors of the Company intend to work on developing additional registered blank check companies. The following is a list of the blank-check companies with which the Company's officers and directors have previously been involved during the last five years:

Hemcure, Inc. (HMCU), Commission File #000-51543, was initially registered in May of 1987. The registrant was organized to provide administrative and marketing services to physicians or physician groups who emphasize outpatient non-surgical treatment for hemorrhoids. During June 2006, majority ownership and control of HMCU changed. Current officers and directors of Physicians Insurance Services, Ltd. are not currently officers, directors or employees of HMCU and therefore have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of HMCU. HMCU appears to be current in all of its filings with the SEC.

Implant Technologies, Inc. (IMLT), Commission File #000-17064, initially registered in 1980 was formed for the purpose of developing and marketing medical products. From April 2006 to July, 2007, Michael Friess served as Secretary and Treasurer, and Sanford Schwartz served as a Director of IMLT. During July 2007, majority ownership and control of IMLT changed and became Oasis Online Technologies Corp listed on the OTCBB symbol (OOLN), a company that is planning acquisitions in the online security and authentication market. Current officers and directors of Physicians Insurance Services, Ltd. are not currently officers, directors or employees of OOLN and therefore have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of OOLN. OOLN appears to be current in its filings with the SEC.

Discovery Technologies, Inc. (DSVY), Commission File #000-18606, initially registered in 1987 was formed to design manufacture and market video products that transmit pictures over standard voice-grade telephone lines. In June 2006, Craig T Rogers, the sole remaining director, appointed certain officers and directors of Physicians Insurance Services, Ltd. as the new officers and directors of Discovery Technologies, Inc. During December 2007, majority ownership and control of DSVY changed. Current officers and directors of the Company are not currently officers or directors or employees of DSVY and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or mergers of DSVY. Discovery Technologies, Inc. appears to be current in its filings with the SEC.

Certified Technologies Corporation (CFDT), Commission File #000-52786, initially registered in 1984 was formed to market a fire retardant chemical formulation to the commercial aviation and business furniture industries. In February 2007 Joseph Whitney, the sole remaining director, appointed certain officers and directors of Physicians Insurance Services, LTD. as the new officers and directors of Certified Technologies Corporation. Certified Technologies Corporation sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. During May 2008, majority ownership and control of CFDT changed. Current officers and directors of the Company are not currently officers or directors or employees of CFDT and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of CFDT. Certified Technologies, Inc appears to be current in all of its filings with the Securities and Exchange Commission.

Conflicts of Interest

The Company's officers and directors have in the past and may in the future be officers and directors of other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in Mr. Friess and Mrs. DiVita serving as officers and directors of the Company and in Mr. Schwartz serving as a director of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs. The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention even if the opportunities relate to the Company's proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention in the performance of their duties as officers and directors of the Company will be considered opportunities of, and be made available to the Company. However, they are under no obligation to make any opportunities that come to their attention in the performance of their duties for any other companies or in any other manner available to the Company. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

In July 2007, the Company issued 1,773,984 shares of its common stock to former shareholders of the Company (including 787,877 shares issued to 5 former directors of the Company) in consideration for the cancellation of $94,500 of convertible debt.

Investment Company Act of 1940

Management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations, which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act would subject the Company to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION

None of the Company's officers and/or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation since the renewal of the Company's charter. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has minimal funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has minimal cash available. The amount of such compensation, if any, cannot be determined as of the date of this registration statement.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset that we propose to acquire through security holdings, contracts, options, or otherwise.

We may pay any consulting or finder's fee for consulting services to assist management in evaluating a prospective business opportunity in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

We currently do not anticipate that we will pay any salary, consulting fee, or finder's fee to any of our directors or executive officers, or to any other affiliate except as described under "Executive Compensation" above.

We maintain our offices at the offices of our president, for which we pay no rent. We anticipate that following the consummation of a business combination with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Although we have no current plans to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by our current shareholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current shareholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition in which we are involved would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

On September 30, 2007, the Company issued 2,700,000 shares of its common stock to two officers/directors of the Company, (Sanford Schwartz and Michael Friess), for a $6,116 cash payment. This resulted in a change in control in the Company. In connections with the sale, the Company agreed to issue additional shares for cash following the proposed increase in the Company's authorized capital stock resulting in the two directors owning approximately 80% of the outstanding stock of the Company.

During the period ended December 31, 2007, a related party paid for expenses of the Company totaling $3,211. The advances are uncollateralized, bear no interest and are due on demand.

Securities issued by blank check companies cannot be resold under Rule 144, but must be registered under the Securities Act of 1933. The Company has no obligation to register these or any other shares under the Securities Act of 1933.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend at this time to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

ITEM 8. LEGAL PROCEEDINGS

Currently, there are no legal proceedings.

ITEM 9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

There is not a market for the Company's securities. There are no outstanding options or warrants to purchase shares of common stock or securities convertible into shares of the Company's common stock. The Company has no obligations to register any of its shares of common stock under the Securities Act of 1933. 443,496 of the Company's outstanding shares are eligible for transfer without registration under the Securities Act of 1933.

(b) Holders.

As of May 8, 2008, there were approximately 50 holders of the Company's Common Stock.

(c) Dividends.

No dividends have been paid by the Company on any of its securities since the renewal of its charter and such dividends are not contemplated in the foreseeable future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In July 2007, the Company issued 1,773,984 shares of its common stock to former shareholders of the Company (including 787,877 shares issued to 5 former directors of the Company) in consideration for the cancellation of $94,500 of convertible debt. The shares were issued without registration under the Securities Act of 1933 in reliance upon the exemption contained in Section 4(2) of the Act for transactions not involving a public offering. No underwriters were involved and no commissions or other consideration was paid in connection with the issuance of the shares.

During September 2007, the Company issued 2,700,000 shares of its common stock, representing 55.0% of its common stock outstanding at December 31, 2007, to two individuals who are officers/directors of the Company, for a $6,116 payment in cash. The capital will be used to pay for the preparation of documents necessary to register the Company's common stock pursuant to Section 12 (g) of the Securities Exchange Act of 1934. This transaction resulted in a change in control of the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES

Common Stock

Our Articles of Incorporation, as amended, authorize the issuance of 5,000,000 shares of common stock with no par value and 5,000,000 shares of undesignated stock. As of May 8, 2008 there were 4,917,480 shares of common stock issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the Company available to stockholders. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent we issue additional shares of our common stock, the relative interests of then existing shareholders may be diluted.

Preferred Stock

The Company's Articles of Incorporation does not currently authorize the issuance of preferred stock.

Transfer Agent

As of the date hereof, the company transfer agent is Corporate Stock Transfer, Inc. in Cherry Creek Colorado.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Minnesota law. In addition, the Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company's stock under the Minnesota General Corporation Code; or (iv) liability for any transaction from which the director derived an improper personal benefit.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

                          INDEX TO FINANCIAL STATEMENTS
                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS
                                      with
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Report of Independent Registered Public Accounting Firm          F-2

Financial Statements:

     Balance Sheets                                              F-3

     Statements of Operations                                  F-4, F-5

     Statement of Changes in Stockholders' (Deficit)             F-6

     Statements of Cash Flows                                  F-7, F-8

     Notes to Financial Statements                               F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Physicians Insurance Services, LTD.

We have audited the accompanying balance sheet of Physicians Insurance Services, LTD. (A Development Stage Company) as of December 31, 2007and 2006, and the related statements of operations, stockholders' (deficit), and cash flows for the two years ended December 31, 2007 and 2006 and for the period from June 25, 2007 (commencement of development stage) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Insurance Services, LTD. (A Development Stage Company) as of December 31, 2007 and 2006, and the results of its operations, changes in stockholders' (deficit), and its cash flows for the two years ended December 31, 2007 and 2006 and for the period from June 25, 2007 (commencement of development stage) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has no business operations and has negative working capital and stockholders' (deficits), which raise substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in
Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

May 22, 2008


                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                     ASSETS


                                        March 31,     December 31,    December 31,
                                          2008            2007            2006
                                      ------------    ------------    ------------
                                       (Unaudited)
Current Assets:
  Cash                                $      3,839    $      4,515    $         55
                                      ------------    ------------    ------------
    Total Current Assets                     3,839           4,515              55
                                      ------------    ------------    ------------

TOTAL ASSETS                          $      3,839    $      4,515    $         55
                                      ============    ============    ============


                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable                    $      3,105    $      3,425    $      3,374
  Accounts payable, related party            3,211           3,211            --
  Accrued Expenses                           5,000            --              --
  Notes payable, related parties              --              --             4,027
                                      ------------    ------------    ------------
   Total Current Liabilities                11,316           6,636           7,401
                                      ------------    ------------    ------------
     TOTAL LIABILITIES                      11,316           6,636           7,401
                                      ------------    ------------    ------------
Commitments and contingencies
  (Notes 1, 2, 3, 4 and 6)

Stockholders' (DEFICIT)
  Common stock, No par value
   5,000,000 shares authorized,
   4,917,480 issued and outstanding
   at March 31, 2008 and December
   31, 2007 and 443,496 at December
   31, 2006                                423,583         423,583         413,440
  Additional paid-in capital                91,473          91,473          91,473
  Accumulated (Deficit)                   (508,940)       (508,940)       (512,259)
  Accumulated (Deficit) during the
   Development stage                       (13,593)         (8,237)           --
                                      ------------    ------------    ------------
TOTAL STOCKHOLDERS' (DEFICIT)               (7,477)         (2,121)         (7,346)
                                      ------------    ------------    ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIT)               $      3,839    $      4,515    $         55
                                      ============    ============    ============


The accompanying notes are an integral part of the financial statements.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                Period From
                                                               June 25, 2007
                                                                 (date of
                              Three Months     Three Months     development
                                 Ended            Ended            stage)
                                March 31,        March 31,      to March 31,
                                  2008             2007             2008
                             -------------    -------------    -------------
Revenues                     $        --      $        --      $        --
                             -------------    -------------    -------------

Expenses:
  Audit fees                         5,000             --              5,000
  Attorney fees                       --               --              2,636
  Transfer agent fees                  350             --              5,369
  General corporate fees              --               --                536
  Other                                  6             --                 52
                             -------------    -------------    -------------
   Total Expenses                    5,356             --             13,593
                             -------------    -------------    -------------
Net Operating (Loss)                (5,356)            --            (13,593)
                             -------------    -------------    -------------

Net (Loss) from Continuing
  Operations                        (5,356)            --            (13,593)

Discontinued Operations:
  (Loss) from discontinued
  operations                          --             (2,755)            --
                             -------------    -------------    -------------
   Net (Loss)                $      (5,356)   $      (2,755)   $     (13,593)
                             =============    =============    =============

Per Share
   Continuing Operations               nil              nil              nil
   Discontinued Operations             nil             (.01)             nil
                             -------------    -------------    -------------
      Total                  $         nil    $        (.01)   $         nil
                             =============    =============    =============

Weighted Average Shares
  Outstanding                    4,917,480          529,495        3,755,453
                             =============    =============    =============



The accompanying notes are an integral part of the financial statements.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                  For the
                                                                Period from
                                                                  June 25,
                                                               2007 (date of
                                                                development
                                                                   stage)
                               Year Ended       Year Ended        through
                              December 31,     December 31,     December 31,
                                  2007             2006             2007
                             -------------    -------------    -------------
Revenues                     $        --      $        --      $        --
                             -------------    -------------    -------------

Operating Expenses:
  Attorney fees                      2,636             --              2,636
  Transfer agent fees                5,019             --              5,019
  General corporate fees               536             --                536
  Other Expenses                        46             --                 46
                             -------------    -------------    -------------
   Total Expenses                    8,237             --              8,237

Net Operating (Loss)                (8,237)            --             (8,237)
                             -------------    -------------    -------------

Net (Loss) from continuing
  Operations                        (8,237)            --             (8,237)
                             -------------    -------------    -------------
Discontinued Operations:
  (Loss) from discontinued
  operations                         3,319              (16)            --
                             -------------    -------------    -------------
   Net (Loss)                $      (4,918)   $         (16)   $      (8,237)
                             =============    =============    =============

Per Share
   Continuing Operations              (.01)             nil              nil
   Discontinued Operations             .01              nil              nil
                             -------------    -------------    -------------
      Total                  $         nil    $         nil    $         nil
                             =============    =============    =============

Weighted Average Shares
  Outstanding                    1,219,854          529,495        3,195,959
                             =============    =============    =============


The accompanying notes are an integral part of the financial statements.


                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
           For the Period from January 1, 2006 through March 31, 2008
          (Period from January 1, 2008 to March 31, 2008 is unaudited)

                                                                         Accumulated
                                                                          (Deficit)
                                             Additional                     During
                      Common       Stock      Paid In     Accumulated    Development
                      Shares      Amount      Capital      (Deficit)        Stage         Total
                     ---------   ---------   ----------   -----------    -----------    ---------
Balance at
January 1, 2006        443,496   $ 413,440   $   91,473      (512,243)   $      --      $  (7,330)

Net Loss-
year ended
December 31, 2006         --          --           --             (16)          --            (16)
                     ---------   ---------   ----------   -----------    -----------    ---------
Balance at
December 31, 2006      443,496     413,440       91,473      (512,259)          --         (7,346)

Debt converted
to equity
July 31, 2007
(Note 3)             1,773,984       4,027         --            --             --          4,027

Issuance of
stock for
cash at $.002
September 30, 2007   2,700,000       6,116         --            --             --          6,116

Net loss-
year ended
December 31, 2007         --          --           --           3,319         (8,237)      (4,918)
                     ---------   ---------   ----------   -----------    -----------    ---------
Balance at
December 31, 2007    4,917,480     423,583       91,473      (508,940)        (8,237)      (2,121)

Net loss-
period ended
March 31, 2008
(Unaudited)               --          --           --            --           (5,356)      (5,356)
                     ---------   ---------   ----------   -----------    -----------    ---------
Balance at
March 31, 2008
(Unaudited)          4,917,480   $ 423,583   $   91,473   $  (508,940)   $   (13,593)   $  (7,477)
                     =========   =========   ==========   ===========    ===========    =========


The accompanying notes are an integral part of the financial statements.


                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                          Period From
                                                                            June 25,
                                                                              2007
                                                                           (Date of
                                                                          Development
                                            For the Three Months Ended     Stage) to
                                                     March 31,              March 31,
                                                2008           2007           2008
                                            -----------    -----------    -----------
Cash Flows from Operating
  Activities of Continued Operations:
  Net (loss)                                $    (5,356)   $    (2,755)   $   (13,593)
  Less: Net (loss) from Discontinued               --           (2,755)          --
         Operations                                --             --             --

Net (loss) from Continuing Operations            (5,356)          --          (13,593)
                                            -----------    -----------    -----------
Adjustments to reconcile net loss to
 net cash (used in) operating activities:
  Decrease in accounts payable                     (320)          --            3,105
  Increase in accrued expenses                    5,000           --            5,000
                                            -----------    -----------    -----------
Net Cash (Used in) Operating
  Activities                                       (676)          --           (5,488)
                                            -----------    -----------    -----------

Cash Flows from Investing Activities:              --             --             --
                                            -----------    -----------    -----------
Net Cash Provided by
  Investing Activities                             --             --             --
                                            -----------    -----------    -----------
Cash Flows from Financing Activities:
  Sale of common stock                             --             --            6,116
  Advances from related party                      --             --            3,211
                                            -----------    -----------    -----------
Net Cash Provided by
  Financing Activities                             --             --            9,327
                                            -----------    -----------    -----------
Cash Flows from (Used In):
  Discontinued Operations                          --                6            (52)
                                            -----------    -----------    -----------
   Net cash provided by (used in)
    Discontinued Operations                        --                6            (52)
                                            -----------    -----------    -----------

Increase (Decrease) in Cash                        (676)             6          3,787
                                            -----------    -----------    -----------
Cash, Beginning of Period                         4,515             55             52
                                            -----------    -----------    -----------
Cash, End of Period                         $     3,839    $        61    $     3,839
                                            ===========    ===========    ===========
Interest Paid                               $      --      $      --      $      --
                                            ===========    ===========    ===========
Income Taxes Paid                           $      --      $      --      $      --
                                            ===========    ===========    ===========


The accompanying notes are an integral part of the financial statements.

                                       F-7

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                          Period From
                                                                            June 25,
                                                                              2007
                                                                           (Date of
                                                                          Development
                                                 For the Year Ended        Stage) to
                                                    December 31,          December 31,
                                                2007           2006           2007
                                            -----------    -----------    -----------
Cash Flows from Operating
  Activities of Continued Operations:
  Net (loss)                                $    (4,918)   $       (16)   $    (8,237)
  Less: Net (loss) from Discontinued
         Operations                               3,319            (16)          --
                                            -----------    -----------    -----------

Net (loss) from Continuing Operations            (8,237)          --           (8,237)
                                            -----------    -----------    -----------
Adjustments to reconcile net loss
 To net cash (used in) operating activities:
  Increase in accounts payable                    3,425           --            3,425
                                            -----------    -----------    -----------
Net Cash (Used in) Operating
  Activities                                     (4,812)          --           (4,812)
                                            -----------    -----------    -----------
Cash Flows from Investing Activities:              --             --             --
                                            -----------    -----------    -----------
Net Cash Provided by
  Investing Activities                             --             --             --
                                            -----------    -----------    -----------
Cash Flows from Financing Activities:
  Sale of common stock                            6,116           --            6,116
  Advances from related party                     3,211           --            3,211
                                            -----------    -----------    -----------
Net Cash Provided by
  Financing Activities                            9,327           --            9,327
                                            -----------    -----------    -----------
Cash Flows from (Used In):
  Discontinued Operations                           (55)          (160)           (55)
                                            -----------    -----------    -----------
   Net cash provided by (used in)
    Discontinued Operations                         (55)          (160)           (55)
                                            -----------    -----------    -----------

Increase (Decrease) in Cash                       4,460           (160)         4,460
                                            -----------    -----------    -----------
Cash, Beginning of Period                            55            215             55
                                            -----------    -----------    -----------
Cash, End of Period                         $     4,515    $        55    $     4,515
                                            ===========    ===========    ===========
Interest Paid                               $      --      $      --      $      --
                                            ===========    ===========    ===========
Income Taxes Paid                           $      --      $      --      $      --
                                            ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006
          (References to the period ended March 31, 2008 are unaudited)

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Physicians Insurance Services, LTD. (Company), a "Development Stage Company", is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was incorporated as Sweet Little Deal, Inc. in 1986 under the laws of the State of Minnesota. The company executed a Plan Of Exchange with Protective Physicians Insurance Services, LTD., Ltd. On October 10, 1991, and changed its name to the present name, Physicians Insurance Services, LTD.

The Company has remained in good standing with the State of Minnesota since ceasing all major operations in January 1994.

(b) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) Per Share Information

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

(d) Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations and has negative working capital and stockholders' (deficits), which raise substantial doubt about its ability to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management has opted to commence filing with the Securities and Exchange Commission (SEC) and then to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006
          (References to the period ended March 31, 2008 are unaudited)


(1) Summary of Accounting Policies, Continued

(e) Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2008, 2007 and 2006, none of which are expected to a have a material impact on the Company's consolidated financial position, operations or cash flows.

(f) Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

(g) Revenue Recognition

It is the Company's policy that revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

(h) Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

(i) Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, cash equivalents, accounts payable, and accounts payable-related party approximate their estimated fair values due to their short-term maturities.

(j) Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

(k)  Development stage

Based upon the Company's business plan, it is a development stage enterprise since planned principal operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principals generally accepted in the United States of America that apply in establishing operating enterprises. As a development state enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began June 25, 2007 when the Company commenced the process to become a publicly reporting company.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006
          (References to the period ended March 31, 2008 are unaudited)


(1) Summary of Accounting Policies, Continued

(l) Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At March 31, 2008, December 31, 2007 and 2006, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

(m) Unaudited Financial Statements

The balance sheet as of March 31, 2008, the statements of operations for the three month periods ended March 31, 2008 and 2007 and the statements of cash flows for the three month periods ended March 31, 2008 and 2007, have been prepared by Physicians Insurance Services, LTD. (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ending March 31, 2008 are not necessarily indicative of results expected for the full year ending December 31, 2008. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2008 and for all periods presented, have been made.

(n) Other

The Company has selected December 31 as its fiscal year end.

The Company has paid no dividends.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases, and was released of a previous lease with the transfer of the cemetery asset.

(2) Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2027, and is severely restricted as per the Internal Revenue code due to the change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006
          (References to the period ended March 31, 2008 are unaudited)

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                      Estimated     Estimated                Change in
                         NOL       Tax Benefit   Valuation   Valuation   Net Tax
   Year Ending      Carry-forward    from NOL    Allowance   Allowance   Benefit
-----------------   -------------    --------    ---------   ---------   -------
December 31, 2006      500,000        92,500      (92,500)      (-)         --
December 31, 2007      508,237        94,024      (94,024)    (1,524)       --
  March 31, 2008       513,593        95,015      (95,015)     (991)        --

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

   Income tax benefit at statutory rate resulting from net
   operating loss carryforward                                 (15.0)%
   State tax (benefit) net of Federal benefit                   (3.5)%
   Deferred income tax valuation allowance                       18.5%
                                                           ---------------
   Actual tax rate                                                 -
                                                           ===============

(3) Common Stock

Pursuant to the Articles of Incorporation as amended, the Company is authorized to issue 5,000,000 common shares with no par value. There were 4,917,480 shares of common stock issued and outstanding at December 31, 2007. Effective July 31, 2007, the Company agreed to issue 1,773,984 shares of common stock to former shareholders in exchange for debt with an original value of $94,500. The fair value of the stock was estimated at $4,027. The transaction was treated as a Type I subsequent event, resulting in a $90,473 reduction in the value of the debt, which was recorded as additional paid-in capital in a prior period, since the shareholders in effect contributed cash by not requiring payment. Also on July 31, 2007, the Company exchanged its cemetery and related assets to a shareholder/former director of the Company, in cancellation for related liabilities. Prior to 2006, management had determined that the cemetery assets were impaired and had recorded a valuation allowance for the full amount. In addition, since the sale of the cemetery was treated as a Type I subsequent event, the liabilities related to the cemetery were also written off in the prior period. In September 2007, the Company issued a total of 2,700,000 shares of common stock to two directors for $6,116 cash. This resulted in a change in control of the Company. Subsequent to December 31, 2007, the Company plans to issue additional shares of common stock to two directors of the Company resulting in the two directors owning approximately 80% of the outstanding stock of the Company.

(4) Related Party Transactions

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

In July 2007, the Company issued 1,773,984 shares of its common stock to former shareholders of the Company (including 787,877 shares issued to 5 former directors of the Company) in consideration for the cancellation of $94,500 of convertible debt.

On September 30, 2007 the Company issued 2,700,000 share of its common stock to two directors and officers of the Company for a $6,116 cash payment. In connection with the sale the Company agreed to issue additional shares of common stock for a further cash payment following the proposed increase in the Company's authorized capital.

During the period ended December 31, 2007, a related party paid for expenses of the Company totaling $3,211. The advances are uncollateralized, bear no interest and are due on demand.

                       PHYSICIANS INSURANCE SERVICES, LTD.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2007 and 2006
          (References to the period ended March 31, 2008 are unaudited)


(5) Discontinued Operations

In January 1995 the Company entered into an agreement to purchase a cemetery asset. In July 2007, after several years of minimal sales, the Board of Directors transferred the title of the cemetery and related assets back to its original owners. Prior to 2006, management had determined that the cemetery assets were impaired and had recorded a valuation allowance for the full amount. In addition, since the sale of the cemetery was treated as a Type I subsequent event, the liabilities related to the cemetery were also written off in the prior period. The transactions related to the cemetery are disclosed as discontinued operations.

(6) Subsequent Events

The Company plans to authorize the increase of its authorized capital shares to approximately 800,000,000 no par value common shares and create a class of preferred stock. Additionally, the Company plans to hold a shareholder vote to approve a reverse split of the Company's common stock, and the adoption of a proposed Agreement and Plan of Merger, to reincorporate Physicians Insurance Services, Ltd. in the State of Nevada and merge into a Nevada corporation with the same name ("Physicians Insurance Services, Ltd.") which the Company will form for the purpose of the merger.

Subsequent to the proposed increase in the Company's authorized capital, the Company plans to issue additional shares to two directors for cash, resulting in the two directors owing approximately 80% of the outstanding common stock of the Company.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There are no disagreements with the accountants on accounting and financial disclosures.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Index to Financial Statements

            Balance Sheets                                              F-3
            Statements of Operations                                 F-4, F-5
            Statement of Changes in Stockholders' Equity                F-6
            Statements of Cash Flows                                 F-7, F-8
            Notes to Financial Statements                               F-9


     (b) Index to Exhibits.

         3.1 Articles of Incorporation with amendments
         3.2 Bylaws of the Company
         4.1 Specimen Stock certificate

SIGNATURES

In accordance with Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



REGISTRANT             PHYSICIANS INSURANCE SERVICES, LTD.

(Date)                 May 27, 2008
BY(Signature)          /s/ Michael Friess
(Name and Title)       Michael Friess
                       President, Chief Executive Officer


(Date)                 May 27 , 2008
BY(Signature)          /s/ Chloe DiVita
(Name and Title)       Chloe DiVita
                       Treasurer, Secretary and Chief
                       Financial Officer

EXHIBIT INDEX

Exhibit No.        Description of Exhibit
-----------        ----------------------

    3.1            Articles of Incorporation with amendments
    3.2            Bylaws
    4.1            Specimen Stock Certificate